UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 23, 2023

GLOBAL PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161
800 South Street
Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	GLP	New York Stock Exchange

9.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	GLP pr A	New York Stock Exchange

9.50% Series B Fixed Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	GLP pr B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2023, the Members of Global GP LLC (the “Company”), the general partner of Global Partners LP (the “Partnership”), approved the appointment of Ms. Clare McGrory to the Company’s Board of Directors (the “Board”), commencing March 1, 2023 and continuing through December 31, 2023. Ms. McGrory was also appointed to serve on the Board’s Audit Committee, Compensation Committee and Conflicts Committee. As of February 24, 2023, the Board determined that Ms. McGrory qualifies as “independent” under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing standards of the New York Stock Exchange.

Ms. McGrory has over twenty-five years of accounting and financial work experience with both public and private companies, including holding a variety of accounting, finance and investor relations roles during her thirteen-year combined employment by Sunoco, Inc., a publicly traded corporation which operated an integrated refining, fuel supply and retail network and Sunoco LP, a publicly traded MLP retail marketing and fuel distribution business. Since 2015, Ms. McGrory has served as Chief Financial Officer and Chief Compliance Officer for Atairos Management, L.P., a $6B private investment company focused on backing growth-oriented businesses across a wide range of industries. Ms. McGrory is a graduate of Villanova University and Villanova School of Business Executive MBA Program and is an adjunct professor at Villanova University.

Ms. McGrory will participate in the Company’s standard independent director compensation program. Pursuant to this program, Ms. McGrory will receive compensation in connection with her service on the Board and the Board’s Audit Committee, Compensation Committee and Conflicts Committee consistent with compensation received by the independent directors in respect of their 2022 service as disclosed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022.

Item 7.01.          Regulation FD Disclosure

On March 1, 2023, the Partnership issued a press release announcing the appointment of Ms. McGrory to the Board. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01.          Financial Statements and Exhibits

           (d)            Exhibit

       99.1*            Global Partners LP Press Release dated March 1, 2023

          104            Cover Page Interactive Data File (embedded within the Inline XBRL document)

*            Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	Global GP LLC
its general partner

Dated: March 1, 2023	By:	/s/ Sean T. Geary
Sean T. Geary
Chief Legal Officer and Secretary